UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2025
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HOME BANCSHARES, INC.
(Exact name of Registrant as Specified in Its Charter)
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Arkansas	001-41093	71-0682831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
719 Harkrider, Suite 100
Conway, Arkansas 72032
(Address of Principal Executive Offices) (Zip Code)
(501) 339-2929
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HOMB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 27, 2025, Tracy M. French notified Home BancShares, Inc. (the “Company”) and its bank subsidiary, Centennial Bank (the “Bank”), of his decision to implement a path to retirement under which he will not stand for reelection as a director of the Company and as Chairman of the Board and a director of the Bank upon the completion of his current term on the Company’s and the Bank’s boards of directors on April 17, 2025, and he will serve as an advisor to senior management of the Company and the Bank in an employee capacity for the next two years effective February 27, 2025. In connection with his retirement, Mr. French entered into a retirement agreement (the “Agreement”) with the Company under which he will continue to receive his current an annual salary of $408,000 and benefits for the next two years but will no longer be eligible to receive an annual bonus or any existing deferred bonus. He will also no longer be entitled to receive any payments or benefits under his existing change in control agreement with the Company in the event of a future change in control of the Company. However, Mr. French’s outstanding restricted shares and stock options will continue to vest in accordance with the terms of the awards while he remains an employee of the Company or the Bank. The Agreement contains an agreement not to compete and a covenant against the solicitation of employees, other service providers and customers for the remainder of his employment and a period of 24 months thereafter, provisions against the use and disclosure of trade secrets and other confidential information for the remainder of his employment and an indefinite period thereafter, and certain other customary covenants and restrictions. Mr. French will also sign a customary release of claims following his retirement under the terms of the Agreement.
The foregoing description of the Agreement is qualified in its entirety by reference to the full Agreement, including the accompanying release, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	Retirement Agreement by and between Tracy M. French and Home BancShares, Inc., dated February 27, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc.

Date:	February 28, 2025	By:	/s/ Jennifer C. Floyd
Jennifer C. Floyd
Chief Accounting Officer